Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, George R. Aylward, President and Chief Executive Officer of Virtus Artificial Intelligence & Technology Opportunities Fund (formerly known as Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	10/06/2022	/s/ George R. Aylward
George R. Aylward, President and Chief Executive Officer
(principal executive officer)

I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer of Virtus Artificial Intelligence & Technology Opportunities Fund (formerly known as Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	10/06/2022	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer
(principal financial officer)